Exhibit 99.1

UNWIRED PLANET, INC. ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

RENO, NV – November 7, 2012 – Unwired Planet, Inc. (UPIP), today announced financial results for the first quarter 2013.

“Having completed our transformation, we find ourselves laser focused on our IP portfolio monetization efforts. We can now ‘lean forward’ with a highly cash efficient and effective platform for Unwired Planet going forward. Our legacy business distractions are now behind us and the critical operational changes we have implemented, including moving our headquarters to Reno, Nevada, bolstering our board, and taking decisive action in our legal complaints, creating a strong foundation for our future. I am confident we have created a platform and model that will yield a return for shareholders that reflects the value our foundational IP portfolio deserves,” said Mike Mulica, Chief Executive Officer of Unwired Planet.

On a GAAP basis, net loss for the first fiscal quarter ended September 30, 2012 was $15.1 million or $0.17 per share, compared with a net income of $31.9 million, or $0.36 per share, in the prior quarter and net income of $2.6 million, or $0.03 per share, in the September quarter in the preceding year. Restructuring costs in the quarter were $0.5 million.

On a non-GAAP basis, net loss for the first fiscal quarter ended September 30, 2012 was $8.1 million, or $0.09 per share, compared with a net loss of $6.3 million, or $0.07 per share, in the prior quarter and a net income of $11.4 million, or $0.13 per share, in the September quarter in the preceding year. Non-GAAP net loss excludes restructuring, stock-based compensation, strategic costs, discontinued operations and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs and discontinued operations. Unwired Planet considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its first quarter 2013 ended September 30, 2012. Interested parties may access the conference call over the Internet through Unwired Planet’s website at www.unwiredplanet.com or by telephone at (877) 941-4776 or (480) 629-9714 (international). A replay of the conference call will be available for three weeks (until November 28), beginning at 5:00 p.m. PT on November 7 by calling (800) 406-7325. The replay can be accessed internationally by calling (303) 590-3030, access code: 4574427 #.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplant.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet (NASDAQ: UPIP) is the inventor of the mobile internet. Unwired Planet established many of the foundational patents that allow mobile devices to connect to the Internet. Over the years, the company has amassed a patent portfolio of approximately 200 issued US and foreign patents and approximately 75 pending applications, many of which are considered foundational to mobile communications, and span smart devices, cloud technologies and unified messaging.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Mulica’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30, 2012	June 30, 2012
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$69,975	$83,569
Prepaid and other current assets	2,767	3,960

Total current assets	72,742	87,529
Property and equipment, net	460	452
Long-term investments	7,305	9,423
Deposits and other assets	89	89

Total assets	$80,596	$97,493

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,988	$6,088
Accrued liabilities	6,446	8,119
Accrued restructuring costs	9,442	12,871

Total current liabilities	23,876	27,078
Accrued restructuring costs, less current portion	659	827
Long-term taxes payable and other	719	959

Total liabilities	25,254	28,864
Stockholders’ equity	55,342	68,629

Total liabilities and stockholders’ equity	$80,596	$97,493

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Revenues:
Patents	$3	$4	$15,021

Total revenues	3	4	15,021

Operating Expenses:
Sales and marketing expenses	78	239	375
Patent initiative expenses	5,559	4,623	1,724
General and administrative	3,791	2,527	1,686
Restructuring and other related costs	457	190	551

Total operating expenses	9,885	7,579	4,336

Operating income (loss) from continuing operations	(9,882)	(7,575)	10,685
Interest and other income (expense), net	50	(258)	62

Net income (loss) from continuing operations	(9,832)	(7,833)	10,747
Income taxes	—	(3,790)	—

Net income (loss) from continuing operations	(9,832)	(4,043)	10,747

Gain (loss) on sale of discontinued operation	(750)	45,133	—
Discontinued operations, net	(4,528)	(9,237)	(8,106)

Net income (loss)	$(15,110)	$31,853	$2,641

Basic net income (loss) per share from:
Continuing operations	$(0.11)	$(0.05)	$0.12
Discontinued operations	(0.06)	0.41	(0.09)

Net income (loss) per share	$(0.17)	$0.36	$0.03

Diluted net income (loss) per share from:
Continuing operations	$(0.11)	$(0.05)	$0.12
Discontinued operations	(0.06)	0.41	(0.09)

Net income (loss) per share	$(0.17)	$0.36	$0.03

Shares used in basic net income (loss ) per share	89,971	88,200	85,482

Shares used in diluted net income (loss) per share	89,971	88,200	86,432

Stock-based compensation by category:
Sales and marketing	$1	$15	$—
Patent initiative	—	43	—
General and administrative	435	613	134
Discontinued operations	73	3,554	451

	$509	$4,225	$585

UNWIRED PLANET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(15,110)	$31,853	$2,641
Exclude:
Restructuring costs	457	190	551
Stock-based compensation	436	671	134
Strategic costs	886	676	—
Discontinued operations, net of tax	5,278	(35,896)	8,106
Tax impact related to unusual transactions	—	(3,790)	—

Non-GAAP net income (loss)	$(8,053)	$(6,296)	$11,432

GAAP net income (loss) per share	$(0.17)	$0.36	$0.03
Exclude:
Restructuring costs	$0.01	$—	$0.01
Stock-based compensation	$—	$0.01	$—
Strategic costs	$0.01	$0.01	$—
Discontinued operations, net of tax	$0.06	$(0.41)	$0.09
Tax impact related to unusual transactions	$—	$(0.04)	$—

Non-GAAP net income (loss) per share	$(0.09)	$(0.07)	$0.13

Shares used in computing net income (loss) per share:
GAAP	89,971	88,200	85,482
Non-GAAP	89,971	88,200	86,432

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Operating activities:
Net income (loss)	$(15,110)	$31,853	$2,641
Loss/(gain) on sale of discontinued operation	750	(45,133)	—
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	653	4,626	2,157
Non-cash restructuring charges	100	131	212
Non-cash tax benefits	—	(3,790)	—
Recovery of doubtful accounts	—	38	197
Other non-cash items, net	300	534	307
Changes in operating assets and liabilities	(1,527)	(8,676)	(22,968)

Net cash used for operating activities	(14,834)	(20,417)	(17,454)

Investing activities:
Purchases of property and equipment, net	—	—	(389)
Payment of settlement related to discontinued operation	—	—	(12,000)
Sale of discontinued operation, net	(1,893)	46,238	—
Proceeds from sales and maturities of investments, net	6,886	(15,031)	6,440

Net cash provided by (used by) investing activities	4,993	31,207	(5,949)

Financing activities:
Net proceeds from issuance of common stock	1,271	1,093	119

Cash provided by financing activities	1,271	1,093	119

Net increase/(decrease) in cash and cash equivalents	(8,570)	11,883	(23,284)
Cash and cash equivalents at beginning of period	39,709	27,826	47,266

Cash and cash equivalents at end of period, including discontinued operations	$31,139	$39,709	$23,982